SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01 Other Events.

(a) On June 22, 2018, the Company and Zakeni Limited entered into a complete settlement of all of the claims raised in the case filed by Zakeni Limited in the United States District Court for the District of Delaware case: Zakeni Limited v. SPYR, Inc., f/k/a Eat at Joe’s., Ltd. Once approved by the Court, which the Company believes it will be, the settlement will result in a dismissal with prejudice of the litigation. The Company is not required to make any cash payments to Zakeni as part of the settlement. Further details will be provided once the settlement is approved by the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date June 26, 2018

By:/s/ James R. Thompson

Chief Executive Officer

President

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